UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

CHARLES M. HALL

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Elliott Associates, L.P. and Elliott International, L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation (the “Company”).

Item 1: On February 13, 2017, Elliott issued the following press release, which includes the full text of a letter issued to the Company’s Board of Directors and was also posted by Elliott to www.NewArconic.com:

Media Contact:

Stephen Spruiell
Elliott Management Corporation
(212) 478-2017
sspruiell@elliottmgmt.com

Elliott Management Renews Call for Board Action in Light of Overwhelming Shareholder Support

Updates Available at NewArconic.com

NEW YORK (February 13, 2017) – Elliott Management Corporation (“Elliott”), which manages funds that collectively beneficially own a greater than 12% economic interest in Arconic Inc. (NYSE: ARNC) (“Arconic” or the “Company”), today sent a letter to the Arconic Board renewing Elliott’s call for Board action in light of shareholders’ overwhelming support for new leadership.

Read more at NewArconic.com.

Full text of Elliott’s letter to the Board follows:

February 13, 2017

Board of Directors

Arconic Inc.

390 Park Avenue

New York, NY 10022-4608

Dear Independent Directors of Arconic Inc.:

Two weeks ago, Elliott announced its nomination of five new directors and we suggested the Board consider Larry Lawson as Chief Executive Officer.

Since then:

•	Arconic’s equity value has increased by more than 35%.[1]
•	The increase has been supported by substantial trading volume in Arconic’s shares – more than 17% of the company’s shares have changed hands since our nomination, and the average daily share value traded has more than doubled.

1 Return calculated utilizing (1) the January 31st, 2017 post-market low for Arconic shares following the release of the Company’s fourth-quarter results, prior to the announcement of Elliott’s board nominations and (2) the February 10th, 2017 closing price for shares.

•	Far more value – approximately $3 billion – has been created for Arconic’s shareholders simply as a result of the evident prospect of long-awaited management change than the current leadership has been able to generate over nearly a decade.
•	Four of Arconic’s top fifteen shareholders, including Elliott, have now come out publicly in support of management change.
•	Multiple sell-side analysts have published notes validating the opportunity for significant operational improvement and illustrating substantial upside to Arconic’s shares, consistent with Elliott’s own analysis, in the event a change in management is effectuated. (See Appendix)
•	Our own conversations with a broad spectrum of investors reveal a widespread and overwhelming desire for new leadership.

Last week, in its letter to shareholders, the Board stated, “this is a critically important, formative time for Arconic,” and insisted, “we cannot afford to be distracted.”

We agree. A stubborn defense of the status quo when the owners for whom the Board serves as fiduciaries clearly prefer change is inappropriate and counterproductive. It results in precisely the type of “distraction” which the Board has said it wishes to avoid.

If the Board meant what it said, then it will do the right thing and begin a constructive dialogue to put in place new leadership. The time is now.

Sincerely,

Dave Miller

Senior Portfolio Manager

Appendix: Analyst Reports

We see as much as 20% downside if Kleinfeld continues as CEO. – Gordon Haskett, February 13, 2017

Our analysts currently have a price target for ARNC of $36 per share, but that number could be conservative if Elliot is able to make the proposed changes to the board and bring in Larry Lawson as the new CEO, who has an incredible track record of maximizing shareholder value at his previous posts. Despite ARNC running up over 30% since our recommendation, we still strongly recommend purchasing the stock at current levels. – The Spin-Off Report, February 3, 2017

In line with our analysts, Elliot makes the contention that Arconic’s EPS segment dramatically lags its peers, specifically, Precision Cast Parts (NYSE: PCP), which is a nearly identical business in terms of product mix and end markets. – The Spin-Off Report, February 3, 2017

We are increasing our medium term earnings forecasts and our price target to $33 for Arconic, as we now incorporate more substantive cost reductions… Our segment analysis and peer benchmarking suggest more material cost down potential at ARNC and improvements to asset turns as the market recovers. Our analysis skews towards the "low case" of improvement outlined by Elliott in their Jan 31st presentation (newarconic.com) and we see the potential for more radical change both from at a broader portfolio level and with respect to corporate overhead if the shareholder base aligns with Elliott's views. – Credit Suisse, February 9, 2017

EPS and PCC Comparison is Warranted: While ARNC has a relatively small large structural castings business at La Porte (~$300mm), the EPS segment is a global leader in medium sized castings and fasteners. Our analysis suggests EPS should be able to close the gap with PCC to within 100-150bp. – Credit Suisse, February 9, 2017

We believe there is substantial room for margin improvement across all aspects of the business and especially in the EPS segment. – Credit Suisse, February 9, 2017

We also acknowledge activism could create an opportunity to highlight value that is even higher at $40 (and in the range of the activist target) to account for significant margin expansion from current levels. – Morgan Stanley, February 1, 2017

We are of the view that there is considerable margin / revenue expansion opportunity at the company as highlighted by our updated bull case ($40 per share). – Morgan Stanley, February 1, 2017

In our view, a new CEO is an important positive catalyst to more expeditiously improve the company’s operations and increase its margins while rationalizing capital expenditures / M&A opportunities. – Wolfe Research, February 6, 2017

If the company’s largest shareholder is not successful in effecting change, the company’s management may remain entrenched and not realize the margin expansion opportunities as soon as we expect. – Wolfe Research, February 6, 2017

Apart from industry fundamentals improvement, the special situation thesis for Arconic is chiefly a ‘self-help’ story of new leadership more expeditiously improving the cost structure in addition to improving capital allocation… Our analysis suggest fair value for Arconic of ~ $43 if the improvements occurred holding the current fundamentals of the company constant. – Wolfe Research, February 6, 2017

For the EPS segment, Arconic’s margins are on a long term average ~650 basis points lower Precision Castparts and we assume margins improve to that of Precision Castparts. – Wolfe Research, February 6, 2017

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Associates, L.P. and Elliott International, L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation (the “Company”).

ELLIOTT STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, Okapi Partners LLC, AT ITS TOLL-FREE NUMBER (877) 869-0171 or via email at info@okapipartners.com.

The “Participants” in the proxy solicitation are Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”), Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., a Delaware limited partnership (“Capital Advisors”), Elliott Special GP, LLC, a Delaware limited liability company (“Special GP”), Braxton Associates, Inc., a Delaware corporation (“Braxton”), Elliott Asset Management LLC, a Delaware limited liability company (“Asset Management”), Elliott International Capital Advisors Inc., a Delaware corporation (“EICA”), Hambledon, Inc., a Cayman Islands corporation (“Hambledon”), Elliott Management Corporation, a Delaware corporation (“EMC”), The Liverpool Limited Partnership, a Bermuda limited partnership (“Liverpool”), Liverpool Associates Ltd., a Bermuda company (“Liverpool Associates”), Larry A. Lawson, Christopher L. Ayers, Elmer L. Doty, Charles M. Hall, Bernd F. Kessler and Patrice E. Merrin.

As of the close of business on February 10, 2017, Elliott Associates, Elliott International and their affiliates beneficially owned 47,002,133 shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”), representing approximately 10.7% of the outstanding shares of Common Stock. As of the close of business on February 10, 2017, Elliott Associates beneficially owned 15,040,682 shares of Common Stock (including 3,702,666 shares of Common Stock owned directly by Liverpool, a wholly-owned subsidiary of Elliott Associates), constituting approximately 3.4% of the shares of Common Stock outstanding, and Elliott International beneficially owned the 31,961,451 shares of Common Stock, constituting approximately 7.3% of the shares of Common Stock outstanding. EICA, as the investment manager of Elliott International, may be deemed to beneficially own the 31,961,451 shares of Common Stock beneficially owned by Elliott International, constituting approximately 7.3% of the shares of Common Stock outstanding. As of the close of business on February 10, 2017, Mr. Ayers beneficially owned 100 shares of Common Stock. As of the close of business on February 10, 2017, none of Messrs. Lawson, Doty, Hall or Kessler or Ms. Merrin beneficially owned any shares of Common Stock.

In addition, (i) Singer, and Capital Advisors and Special GP, which are controlled by Singer, are the general partners of Elliott Associates and may all be deemed to beneficially own the shares of Common Stock held by Elliott Associates, (ii) Singer, Braxton and Asset Management are the general partners of Capital Advisors and may be deemed to beneficially own the shares of Common Stock held by Elliott Associates, (iii) Liverpool Partnership is a wholly-owned subsidiary of Elliott Associates, and Liverpool Associates is a wholly-owned subsidiary of Elliott Associates and is the sole general partner of Liverpool Partnership and may be deemed to beneficially own the shares of Common Stock held by Liverpool Partnership, and (iv) EICA, as investment manager of Elliott International, and Hambledon, which is also controlled by Singer, as the sole general partner of Elliott International, and Singer, may be deemed to beneficially own the shares of Common Stock held by Elliott International. EMC provides management services to Elliott Associates, Elliott International and their affiliates.

Elliott Associates, through Liverpool, and Elliott International have entered into notional principal amount derivative agreements (the “Derivative Agreements”) in the form of cash settled swaps with respect to 2,324,005 and 4,938,512 shares of Common Stock, respectively (representing economic exposure comparable to less than 1% and approximately 1.1% of the shares of Common Stock of the Company, respectively). Collectively, the Derivative Agreements held by such parties represent economic exposure comparable to an interest in approximately 1.7% of the shares of Common Stock. The Derivative Agreements provide Elliott Associates and Elliott International with economic results that are comparable to the economic results of ownership but do not provide them with the power to vote or direct the voting or dispose of or direct the disposition of the shares that are referenced in the Derivative Agreements (such shares, the “Subject Shares”). Each of Elliott Associates, Elliott International and their affiliates disclaim beneficial ownership in the Subject Shares.

ABOUT ELLIOTT

Elliott Management Corporation manages two multi-strategy hedge funds which combined have approximately $31 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

Item 2: On February 13, 2017, the following materials were posted by Elliott to www.NewArconic.com:

NEW ARCONIC

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Elliott Renews Call for Board Action

VIEW LETTER

Arconic operates a world-class collection of assets that if managed properly, with prudent reinvestment of capital, should produce substantial returns for its shareholder owners. However, current management's persistent failure at these tasks for nearly a decade has destroyed considerable shareholder value. We believe a change of leadership is required to improve performance at Arconic today.

Alcoa TSR vs. Peers and S&P 500 During CEO Tenure
Alcoa has underperformed its peer group by 156% and the S&P 500 by 151%
PEER MEDIAN
S&P 500 INDEX
ALCOA UNDER KLAUS KLEINFELD
+87
+82
-69
2008
2009
2010
2011
2012
2013
2014
2015
2016

TSR Under Klaus Kleinfeld vs. Company Selected Peers
Alcoa Cumulative TSR Relative to Each Peer Median and S&P 500 under Klaus Kleinfeld
1-YEAR
2-YEAR
3-YEAR
4-YEAR
5-YEAR
6-YEAR
7-YEAR
8-YEAR
SINCE CEO
VS PROXY PEERS
VS INDUSTRIAL COMPANIES PEERS
VS MATERIALS COMPANIES PEERS
VS ALUMINUM PEERS
VS S&P 500

TSR: 5/1/2008-10/31/2016. Company Selected 2016 Proxy Peers: DU PONT (E.I.) DE NEMOURS, DOW CHEMICAL CO/THE, FREEPORT-MCMORAN INC, HUNTSMAN CORP, INTERNATIONAL PAPER CO, LYONDELLBASELL INDU-CL A, PPG INDUSTRIES INC, NEWMONT MINING CORP, NUCOR CORP, UNITED STATES STEEL CORP, 3M CO, CUMMINS INC, DANAHER CORP, DEERE & CO, EATON CORP PLC, EMERSON ELECTRIC CO, GENERAL DYNAMICS CORP, L-3 COMMUNICATIONS HOLDINGS, NORTHROP GRUMMAN CORP, RAYTHEON COMPANY.

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VIEW PRESENTATION

VIEW SHAREHOLDER NOMINEES

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